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                                                                  Exhibit 10.50


FIRST AMENDMENT TO
MASTER COLLOCATION AGREEMENT

      This First Amendment (the "Amendment") to the Master Collocation Agreement dated December 22, 2000 (the "Agreement") by and between SBC Communications Inc. ("SBC") and Network Access Solutions Corporation ("NAS") (each individually a "Party", and collectively the "Parties") is entered into on this 28th day of February, 2001. All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.


R E C I T A L S


      WHEREAS, the Agreement sets forth the terms and conditions for the assignment of certain NAS Collocation Arrangements to SBC Telecom, Inc., a wholly owned subsidiary of SBC; and

      WHEREAS, the Parties desire to amend the Agreement as set forth below;

      NOW THEREFORE, in consideration of the mutual covenants contained herein, SBC and NAS agree as follows:

      Notwithstanding any provision set forth  in Section 3  and Section 4 of
the Agreement to the contrary, the Parties hereby agree that if NAS elects, in its sole discretion, either to forfeit to the ILEC or assign to another carrier any Collocation Arrangement marked on Schedule A of the applicable Assignment and Assumption Agreement with two (2) asterisks, NAS may use the line of credit as provided in the Agreement to discharge payment obligations to the ILEC with respect to any such Collocation Arrangement that NAS forfeits or assigns. Further, if NAS uses such line of credit to discharge payment obligations to an ILEC applicable to any Collocation Arrangement that it so forfeits or assigns, NAS shall promptly apply to the balance due on the Senior Note any and all payments received, as the case may be, (a) from the ILEC upon the ILEC's subsequent sale or reuse of the forfeited Collocation Arrangement, or (b) from the assignee upon the assignee's reimbursement of NAS's payment obligations.

      2. Except as otherwise provided herein, all terms of the Agreement shall continue in effect and remain binding.

      This Amendment may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have signed this Amendment or have caused this Amendment to be signed in their respective names by a duly authorized officer on the date first written above.



NETWORK ACCESS SOLUTIONS CORPORATION


BY:   /s/ Nick Williams
      Name: Nick Williams
      Title: President



SBC COMMUNICATIONS INC.


BY:   /s/ James S. Kahan
      Name: James S. Kahan
      Title: Sr. Executive Vice President
              Corporate Development